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FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES                       EXHIBIT 11
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COMPUTATION OF EARNINGS PER SHARE
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
                                                           For Six Months Ended June 30,
                                                       -------------------------------------
                                                           2001                     2000
                                                       ------------             ------------
Net Income (in thousands)                              $     15,752             $     15,805

Computation of average
  shares outstanding

           Shares outstanding at
           beginning of year                             19,767,897               19,769,130

           Shares issued pursuant
           to Interbancorp, Inc. merger                     567,511                       --

           Shares redeemed under stock
           repurchase program                              (103,084)                 (63,309)

           Shares issued under stock
           compensation plan (averaged)                      18,198                      286

           Shares issued during the
           year times average time
           outstanding during the year                       59,261                    7,363
                                                       ------------             ------------

Weighted average basic shares outstanding                20,309,783               19,713,470
                                                       ------------             ------------

Dilutive shares                                             138,514                   99,723

                                                       ------------             ------------
Weighted average diluted shares outstanding              20,448,297               19,813,193
                                                       ------------             ------------

Basic earnings per share                               $       0.78             $       0.80
                                                       ============             ============

Diluted earnings per share                             $       0.77             $       0.80
                                                       ============             ============



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